Exhibit 99.1

News Release

Boeing Corporate Offices 100 North Riverside Plaza Chicago, IL 60606-1596 www.boeing.com

Boeing Reports Second-Quarter Results and Raises 2012 EPS Guidance

■	Earnings per share rose to $1.27, reflecting strong core operating performance

■	Revenue grew to $20.0 billion on increased commercial airplane deliveries

■	Backlog of $374 billion includes $13 billion of new orders

■	$1.7 billion of operating cash flow before pension contributions* of $0.8 billion

■	Cash and marketable securities of $10.3 billion provide strong liquidity

■	2012 EPS guidance increased to between $4.40 and $4.60

Table 1. Summary Financial Results

	Second Quarter		Change		First Half		Change
(Dollars in Millions, except per share data)	2012	2011			2012	2011
Revenues	$20,005	$16,543	21%		$39,388	$31,453	25%
Earnings From Operations	$1,548	$1,534	1%		$3,118	$2,534	23%
Operating Margin	7.7%	9.3%	(1.6	) Pts	7.9%	8.1%	(0.2	) Pts
Net Income	$967	$941	3%		$1,890	$1,527	24%
Earnings per Share	$1.27	$1.25	2%		$2.49	$2.04	22%
Operating Cash Flow Before Pension Contributions*	$1,671	$1,596	5%		$2,508	$643	NM
Operating Cash Flow	$908	$1,596	(43%)		$1,745	$643	NM

* Non-GAAP measure. Complete definitions of Boeing's use of non-GAAP measures, identified by an asterisk (*), are found on page 7, "Non-GAAP Measure Disclosures."

CHICAGO, July 25, 2012 – The Boeing Company [NYSE: BA] reported that second-quarter net income rose to $1.0 billion, or $1.27 per share, on revenue of $20.0 billion. Earnings per share rose 2 percent, reflecting continued strong core performance across the company’s businesses, which more than offset higher pension expense (Table 1). Earnings per share guidance for 2012 increased to between $4.40 and $4.60 reflecting the strong core operating performance. The company also increased its revenue guidance to between $79.5 and $81.5 billion on higher Defense, Space & Security revenues, and reaffirmed its 2012 operating cash flow outlook.

“Increased revenues and strong operating performance across both our major businesses drove significantly improved first-half 2012 results for Boeing,” said Chairman, President and Chief Executive Officer Jim McNerney. “Commercial airplane deliveries increased 27 percent in the second quarter, and our defense, space and security business also produced higher revenues and strong margins in a difficult market environment. As a result of this solid first-half performance, we have strengthened our outlook for the year, and our people remain focused on disciplined execution, quality and productivity, and meeting customer commitments,” McNerney said.

Table 2. Cash Flow

	Second Quarter		First Half
(Millions)	2012	2011	2012	2011
Operating Cash Flow Before Pension Contributions*	$1,671	$1,596	$2,508	$643
Add Pension Contributions	($763)		($763)

Operating Cash Flow	$908	$1,596	$1,745	$643
Less Additions to Property, Plant & Equipment	($356)	($345)	($780)	($762)

Free Cash Flow*	$552	$1,251	$965	($119)

Boeing’s quarterly operating cash flow before pension contributions* was $1.7 billion. Operating cash flow was $0.9 billion, with higher commercial airplane deliveries and strong operating performance more than offsetting continued investment in the 787 program and discretionary pension funding. Free cash flow* was $0.6 billion in the quarter (Table 2).

Table 3. Cash, Marketable Securities and Debt Balances

	Quarter-End
(Billions)	2Q12	1Q12
Cash	$6.3	$6.7
Marketable Securities[1]	$4.0	$3.8

Total	$10.3	$10.5

Debt Balances:
The Boeing Company	$8.6	$9.0
Boeing Capital Corporation	$2.6	$2.6

Total Consolidated Debt	$11.2	$11.6

1 Marketable securities consists primarily of time deposits due within one year classified as "short-term investments."

Cash and investments in marketable securities totaled $10.3 billion at quarter-end (Table 3), down from $10.5 billion at the beginning of the quarter. Debt was $11.2 billion, down from $11.6 billion at the beginning of the quarter.

Total company backlog at quarter-end was $374 billion, down from $380 billion at the beginning of the quarter, and included net orders for the quarter of $13 billion.

Segment Results

Commercial Airplanes

Table 4. Commercial Airplanes Operating Results

	Second Quarter		Change		First Half		Change
(Dollars in Millions)	2012	2011			2012	2011
Commercial Airplanes Deliveries	150	118	27%		287	222	29%

Revenues	$11,843	$8,843	34%		$22,780	$15,961	43%
Earnings from Operations	$1,211	$920	32%		$2,292	$1,429	60%

Operating Margins	10.2%	10.4%	(0.2	) Pts	10.1%	9.0%	1.1	Pts

Boeing Commercial Airplanes second-quarter revenue increased by 34 percent to $11.8 billion on higher delivery volume. Operating margin was 10.2 percent, reflecting higher period costs and the dilutive impact of 787 and 747-8 deliveries partially offset by the higher deliveries and lower R&D (Table 4).

During the quarter, final assembly of the first 787 built in South Carolina was completed and the first 747-8 Intercontinental passenger airplane was delivered.

Commercial Airplanes booked 28 net orders during the quarter. Backlog remains strong with approximately 4,000 airplanes valued at $302 billion.

Boeing Defense, Space & Security

Table 5. Defense, Space & Security Operating Results

	Second Quarter		Change		First Half		Change
(Dollars in Millions)	2012	2011			2012	2011
Revenues
Boeing Military Aircraft	$4,130	$3,642	13%		$8,438	$7,034	20%
Network & Space Systems	$1,887	$2,078	(9%)		$3,682	$4,424	(17%)
Global Services & Support	$2,175	$1,968	11%		$4,305	$3,847	12%

Total BDS Revenues	$8,192	$7,688	7%		$16,425	$15,305	7%

Earnings from Operations
Boeing Military Aircraft	$363	$386	(6%)		$800	$755	6%
Network & Space Systems	$126	$192	(34%)		$199	$333	(40%)
Global Services & Support	$259	$220	18%		$491	$381	29%

Total BDS Earnings from Operations	$748	$798	(6%)		$1,490	$1,469	1%

Operating Margins	9.1%	10.4%	(1.3	) Pts	9.1%	9.6%	(0.5	) Pts

Boeing Defense, Space & Security’s second-quarter revenue increased to $8.2 billion, while operating margin was 9.1 percent (Table 5).

Boeing Military Aircraft (BMA) second-quarter revenue increased to $4.1 billion, primarily due to higher delivery volume. Operating margin decreased 1.8 points to 8.8 percent, as strong execution across various programs was more than offset by an inventory adjustment on A160. During the quarter, BMA was awarded the Apache Block III low rate initial production contract with the U.S. Army.

Network & Space Systems (N&SS) second-quarter revenue decreased to $1.9 billion, driven by lower volume on Brigade Combat Team Modernization. Operating margin was 6.7 percent, reflecting lower earnings in United Launch Alliance. During the quarter, N&SS was awarded its first international cybersecurity contract.

Global Services & Support (GS&S) second-quarter revenue increased to $2.2 billion, due to higher volume in integrated logistics. Operating margin was 11.9 percent, reflecting improved performance in maintenance, modification and upgrades. During the quarter, GS&S was awarded the F-15 Singapore follow-on performance-based logistics contract.

Backlog at Defense, Space & Security remained at $72 billion, more than two times the unit’s projected 2012 revenue.

Additional Financial Information

Table 6. Additional Financial Information

	Second Quarter		Change	First Half		Change
(Dollars in Millions)	2012	2011		2012	2011
Revenues
Boeing Capital Corporation	$99	$147	(33%)	$224	$290	(23%)
Other segment	$42	$38		$66	$74
Unallocated items and eliminations	($171)	($173)		($107)	($177)

Earnings from Operations
Boeing Capital Corporation	$31	$62	(50%)	$69	$114	(39%)
Other segment expense	($50)	($58)		($129)	($80)
Unallocated items and eliminations	($392)	($188)		($604)	($398)

Other income, net	$10	$14		$22	$27
Interest and debt expense	($112)	($123)		($231)	($253)
Effective tax rate	33.1%	33.9%		35.0%	33.7%

At quarter-end, Boeing Capital Corporation’s (BCC) portfolio balance was $4.1 billion, down from $4.2 billion at the beginning of the quarter on portfolio run-off and asset sales. BCC’s debt-to-equity ratio was 5.0-to-1.

The “Other” segment includes unallocated activities of Engineering, Operations and Technology, Shared Services Group as well as certain intercompany guarantees provided to BCC. Other segment expense was $50 million in the quarter.

The loss in unallocated items and eliminations increased due to higher pension expense. Total pension expense for the second quarter was $593 million, as compared to $389 million in the same period last year.

Outlook

The company’s 2012 financial guidance (Table 7) has been updated to reflect the strong core performance in both businesses.

Table 7. Financial Outlook

(Dollars in Billions, except per-share data)	2012
The Boeing Company
Revenue	$79.5 - 81.5
Earnings Per Share (GAAP)	$4.40 - 4.60
Operating Cash Flow [1]	> $5.0

Boeing Commercial Airplanes
Deliveries [2]	585 - 600
Revenue	$47.5 - 49.5
Operating Margin	~ 9.0%

Boeing Defense, Space & Security
Revenue
Boeing Military Aircraft	~ $16.0
Network & Space Systems	~ $7.25
Global Services & Support	~ $8.5

Total BDS Revenue	$31.5 - 32.0

Operating Margin
Boeing Military Aircraft	~ 9.25%
Network & Space Systems	~ 6.5%
Global Services & Support	~ 11.0%

Total BDS Operating Margin	> 9.0%

Boeing Capital Corporation
Portfolio Size	Lower
Revenue	~ $0.4
Return on Assets	~ 0.5%

Research & Development	$3.3 - 3.5
Capital Expenditures	~ $2.0
Pension Expense [3]	$2.5

1 After discretionary cash pension contributions of $1.5 billion and assuming new aircraft financings under $0.5 billion.

2 2012 is sold out and includes an expected 70 to 85 787 and 747-8 deliveries, of which approximately half are 787 aircraft.

3 Approximately $0.8 billion is expected to be recorded in unallocated items and eliminations.

Earnings per share guidance for 2012 increased to between $4.40 and $4.60, up from between $4.15 and $4.35, reflecting the strong core operating performance. Total company 2012 revenue increased to between $79.5 and $81.5 billion, from between $78 and $80 billion, on higher Defense, Space & Security revenues.

Commercial Airplanes’ operating margin improved to approximately 9 percent, from between 8.5 and 9 percent, reflecting the strong core performance.

Defense, Space & Security’s revenue increased to between $31.5 and $32 billion, from between $30 and $30.5 billion, reflecting increased volume.

Non-GAAP Measure Disclosures

Management believes that the non-GAAP (Generally Accepted Accounting Principles) measures (indicated by an asterisk *) used in this report provide investors with important perspectives into the company’s ongoing business performance. The company does not intend for the information to be considered in isolation or as a substitute for the related GAAP measures. Other companies may define the measures differently. The following definitions are provided:

Operating Cash Flow Before Pension Contributions

Operating cash flow before pension contributions is defined as GAAP operating cash flow less pension contributions. Management believes operating cash flow before pension contributions provides additional insights into underlying business performance. Table 2 provides a reconciliation between GAAP operating cash flow and operating cash flow before pension contributions.

Free Cash Flow

Free cash flow is defined as GAAP operating cash flow less capital expenditures for property, plant and equipment additions. Management believes free cash flow provides investors with an important perspective on the cash available for shareholders, debt repayment, and acquisitions after making the capital investments required to support ongoing business operations and long term value creation. Free cash flow does not represent the residual cash flow available for discretionary expenditures as it excludes certain mandatory expenditures such as repayment of maturing debt. Management uses free cash flow internally to assess both business performance and overall liquidity. Table 2 provides a reconciliation between GAAP operating cash flow and free cash flow.

Caution Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “should,” “expects,” “intends,” “projects,” “plans,” “believes,” “estimates,” “targets,” “anticipates,” and similar expressions are used to identify these forward-looking statements. Examples of forward-looking statements include statements relating to our future financial condition and operating results, as well as any other statement that does not directly relate to any historical or current fact. Forward-looking statements are based on our current expectations and assumptions, which may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties, and changes in circumstances that are difficult to predict. Many factors could cause actual results to differ materially and adversely from these forward-looking statements. Among these factors are risks related to: (1) general conditions in the economy and our industry, including those due to regulatory changes; (2) our reliance on our commercial airline customers; (3) our commercial development programs, planned production rate increases across multiple commercial airline programs and the overall health of our aircraft production system; (4) changing acquisition priorities of the U.S. government; (5) our dependence on U.S. government contracts; (6) our reliance on fixed-price contracts; (7) our reliance on cost-type contracts; (8) uncertainties concerning contracts that include in-orbit incentive payments; (9) our dependence on our subcontractors and suppliers, as well as the availability of raw materials, (10) changes in accounting estimates; (11) changes in the competitive landscape in our markets; (12) our non-U.S. operations, including sales to non-U.S. customers; (13) potential adverse developments in new or pending litigation and/or government investigations; (14) customer and aircraft concentration in Boeing Capital’s customer financing portfolio; (15) changes in our ability to obtain debt on commercially reasonable terms and at competitive rates in order to fund our operations and contractual commitments; (16) realizing the anticipated benefits of mergers, acquisitions, joint ventures/strategic alliances or divestitures; (17) the adequacy of our insurance coverage to cover significant risk exposures; (18) potential business disruptions, including those related to physical security threats, information technology or cyber-attacks or natural disasters; (19) work stoppages or other labor disruptions; (20) significant changes in discount rates and actual investment return on pension assets; (21) potential environmental liabilities; and (22) threats to the security of our or our customers’ information.

Additional information concerning these and other factors can be found in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Any forward-looking statement speaks only as of the date on which it is made, and we assume no obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.

# # #

Contact:
Investor Relations:	Stephanie Pope or Jennifer Mack (312) 544-2140
Communications:	Chaz Bickers (312) 544-2002

The Boeing Company and Subsidiaries

Consolidated Statements of Operations

(Unaudited)

	Six months ended June 30		Three months ended June 30
(Dollars in millions, except per share data)	2012	2011	2012	2011
Sales of products	$34,026	$25,534	$17,341	$13,640
Sales of services	5,362	5,919	2,664	2,903

Total revenues	39,388	31,453	20,005	16,543

Cost of products	(28,420)	(20,329)	(14,759)	(10,823)
Cost of services	(4,342)	(4,858)	(1,962)	(2,348)
Boeing Capital interest expense	(47)	(62)	(19)	(29)

Total costs and expenses	(32,809)	(25,249)	(16,740)	(13,200)

	6,579	6,204	3,265	3,343
Income from operating investments, net	91	150	45	88
General and administrative expense	(1,858)	(1,736)	(903)	(870)
Research and development expense, net	(1,692)	(2,104)	(857)	(1,047)
(Loss)/gain on dispositions, net	(2)	20	(2)	20

Earnings from operations	3,118	2,534	1,548	1,534
Other income, net	22	27	10	14
Interest and debt expense	(231)	(253)	(112)	(123)

Earnings before income taxes	2,909	2,308	1,446	1,425
Income tax expense	(1,018)	(778)	(479)	(483)

Net earnings from continuing operations	1,891	1,530	967	942
Net loss on disposal of discontinued operations, net of taxes of $1, $1, $0 and $0	(1)	(3)		(1)

Net earnings	$1,890	$1,527	$967	$941

Basic earnings per share from continuing operations	$2.51	$2.06	$1.28	$1.27
Net loss on disposal of discontinued operations, net of taxes

Basic earnings per share	$2.51	$2.06	$1.28	$1.27

Diluted earnings per share from continuing operations	$2.49	$2.04	$1.27	$1.25
Net loss on disposal of discontinued operations, net of taxes

Diluted earnings per share	$2.49	$2.04	$1.27	$1.25

Cash dividends paid per share	$0.88	$0.84	$0.44	$0.42

Weighted average diluted shares (millions)	760.7	750.8	762.0	752.6

The Boeing Company and Subsidiaries

Consolidated Statements of Financial Position

(Unaudited)

(Dollars in millions, except per share data)	June 30 2012	December 31 2011
Assets
Cash and cash equivalents	$6,305	$10,049
Short-term and other investments	4,002	1,223
Accounts receivable, net	5,894	5,793
Current portion of customer financing, net	344	476
Deferred income taxes	30	29
Inventories, net of advances and progress billings	35,033	32,240

Total current assets	51,608	49,810
Customer financing, net	4,068	4,296
Property, plant and equipment, net of accumulated depreciation of $14,385 and $13,993	9,453	9,313
Goodwill	4,955	4,945
Acquired intangible assets, net	2,980	3,044
Deferred income taxes	5,781	5,892
Investments	1,004	1,043
Other assets, net of accumulated amortization of $440 and $717	1,746	1,643

Total assets	$81,595	$79,986

Liabilities and equity
Accounts payable	$9,273	$8,406
Accrued liabilities	11,699	12,239
Advances and billings in excess of related costs	15,344	15,496
Deferred income taxes and income taxes payable	3,668	2,780
Short-term debt and current portion of long-term debt	2,466	2,353

Total current liabilities	42,450	41,274
Accrued retiree health care	7,478	7,520
Accrued pension plan liability, net	16,164	16,537
Non-current income taxes payable	226	122
Other long-term liabilities	650	907
Long-term debt	8,735	10,018
Shareholders' equity:
Common stock, par value $5.00 – 1,200,000,000 shares authorized; 1,012,261,159 shares issued	5,061	5,061
Additional paid-in capital	4,018	4,033
Treasury stock, at cost – 260,913,450 and 267,556,388 shares	(16,202)	(16,603)
Retained earnings	28,743	27,524
Accumulated other comprehensive loss	(15,816)	(16,500)

Total shareholders’ equity	5,804	3,515
Noncontrolling interest	88	93

Total equity	5,892	3,608

Total liabilities and equity	$81,595	$79,986

The Boeing Company and Subsidiaries

Consolidated Statements of Cash Flows

(Unaudited)

	Six months ended June 30
(Dollars in millions)	2012	2011
Cash flows – operating activities:
Net earnings	$1,890	$1,527
Adjustments to reconcile net earnings to net cash provided by operating activities:
Non-cash items –
Share-based plans expense	99	96
Depreciation and amortization	848	816
Investment/asset impairment charges, net	45	16
Customer financing valuation provision	(1)	(65)
Loss on disposal of discontinued operations	2	4
Loss/(gain) on dispositions, net	2	(20)
Other charges and credits, net	361	223
Excess tax benefits from share-based payment arrangements	(39)	(32)
Changes in assets and liabilities –
Accounts receivable	(310)	(747)
Inventories, net of advances and progress billings	(2,737)	(4,889)
Accounts payable	742	1,134
Accrued liabilities	(594)	(268)
Advances and billings in excess of related costs	(152)	626
Income taxes receivable, payable and deferred	705	685
Other long-term liabilities	(15)	54
Pension and other postretirement plans	686	1,199
Customer financing, net	216	210
Other	(3)	74

Net cash provided by operating activities	1,745	643

Cash flows – investing activities:
Property, plant and equipment additions	(780)	(762)
Property, plant and equipment reductions	16	19
Acquisitions, net of cash acquired	(18)	(16)
Contributions to investments	(6,396)	(4,454)
Proceeds from investments	3,596	5,902
Receipt of economic development program funds		69
Purchase of distribution rights	(6)

Net cash (used)/provided by investing activities	(3,588)	758

Cash flows – financing activities:
New borrowings	24	36
Debt repayments	(1,233)	(851)
Repayments of distribution rights financing	(72)	(406)
Stock options exercised, other	71	80
Excess tax benefits from share-based payment arrangements	39	32
Employee taxes on certain share-based payment arrangements	(68)	(18)
Dividends paid	(658)	(620)

Net cash used by financing activities	(1,897)	(1,747)

Effect of exchange rate changes on cash and cash equivalents	(4)	37

Net decrease in cash and cash equivalents	(3,744)	(309)
Cash and cash equivalents at beginning of year	10,049	5,359

Cash and cash equivalents at end of period	$6,305	$5,050

The Boeing Company and Subsidiaries

Summary of Business Segment Data

(Unaudited)

	Six months ended June 30		Three months ended June 30
(Dollars in millions)	2012	2011	2012	2011
Revenues:
Commercial Airplanes	$22,780	$15,961	$11,843	$8,843
Defense, Space & Security:
Boeing Military Aircraft	8,438	7,034	4,130	3,642
Network & Space Systems	3,682	4,424	1,887	2,078
Global Services & Support	4,305	3,847	2,175	1,968

Total Defense, Space & Security	16,425	15,305	8,192	7,688
Boeing Capital	224	290	99	147
Other segment	66	74	42	38
Unallocated items and eliminations	(107)	(177)	(171)	(173)

Total revenues	$39,388	$31,453	$20,005	$16,543

Earnings from operations:
Commercial Airplanes	$2,292	$1,429	$1,211	$920
Defense, Space & Security:
Boeing Military Aircraft	800	755	363	386
Network & Space Systems	199	333	126	192
Global Services & Support	491	381	259	220

Total Defense, Space & Security	1,490	1,469	748	798
Boeing Capital	69	114	31	62
Other segment	(129)	(80)	(50)	(58)
Unallocated items and eliminations	(604)	(398)	(392)	(188)

Earnings from operations	3,118	2,534	1,548	1,534
Other income, net	22	27	10	14
Interest and debt expense	(231)	(253)	(112)	(123)

Earnings before income taxes	2,909	2,308	1,446	1,425
Income tax expense	(1,018)	(778)	(479)	(483)

Net earnings from continuing operations	1,891	1,530	967	942
Net loss on disposal of discontinued operations, net of taxes of $1, $1, $0 and $0	(1)	(3)		(1)

Net earnings	$1,890	$1,527	$967	$941

Research and development expense, net:
Commercial Airplanes	$1,104	$1,558	$560	$771
Defense, Space & Security:
Boeing Military Aircraft	289	250	144	125
Network & Space Systems	219	217	112	110
Global Services & Support	54	56	25	27

Total Defense, Space & Security	562	523	281	262
Other	26	23	16	14

Total research and development expense, net	$1,692	$2,104	$857	$1,047

Unallocated items and eliminations:
Share-based plans	$(41)	$(44)	$(19)	$(22)
Deferred compensation	(34)	(60)	2	(10)
Pension	(404)	(158)	(215)	(63)
Post-retirement	(49)	(33)	(30)	(14)
Capitalized interest	(37)	(31)	(16)	(16)
Eliminations and other	(39)	(72)	(114)	(63)

Total	$(604)	$(398)	$(392)	$(188)

The Boeing Company and Subsidiaries

Operating and Financial Data

(Unaudited)

Deliveries	Six months ended June 30		Three months ended June 30
	2012	2011	2012	2011
Commercial Airplanes
737	208	181	109	94
747	13		7
767	13	9	6	5
777	42	32	22	19
787	11		6

Total	287	222	150	118

Defense, Space & Security
Boeing Military Aircraft
F/A-18 Models	24	25	12	12
F-15 Models	8	8	3	4
C-17 Globemaster	5	7	3	4
KC-767 International Tanker		1
CH-47 Chinook	22	16	12	9
AH-64 Apache	3		3
AEW&C	2		2
P-8A Poseidon	1

Network & Space Systems
Commercial and Civil Satellites	1
Military Satellites	3	1	1	1

Contractual backlog (Dollars in billions)		June 30 2012	March 31 2012	December 31 2011
Commercial Airplanes		$300.4	$305.3	$293.3
Defense, Space & Security:
Boeing Military Aircraft		29.7	29.0	24.1
Network & Space Systems		9.9	10.1	9.0
Global Services & Support		14.6	14.2	13.3

Total Defense, Space & Security		54.2	53.3	46.4

Total contractual backlog		$354.6	$358.6	$339.7

Unobligated backlog		$19.2	$21.2	$15.8

Total backlog		$373.8	$379.8	$355.5

Workforce		174,200	172,200	171,700